Exhibit 99.1
January 14, 2009 JP Morgan Healthcare Conference Renal Care, Pure and Simple.

2 Safe Harbor This presentation contains certain "forward-looking" statements. These statements are based on the current estimates and assumptions of the management of NxStage Medical, Inc. (or "NxStage" or "the Company") as of the date of this presentation and are naturally subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual results may vary materially from the expectations contained herein. When used herein, the words "may", "will", "should", "could", "would", "plan", "anticipate", "believe", "estimate", "intend", "project", "potential" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of NxStage to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, those set forth under the headings "Cautionary Note Regarding Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10Q for the three months ended September 30, 2008. Except to the extent required by applicable securities laws, NxStage is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this presentation are made only as of the date of this presentation. The Company discloses certain non-GAAP financial measures to supplement the Company's consolidated financial statements presented on a GAAP basis. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measures disclosed by the Company are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, and the warrants and stock issuance) to understand operational cash usage. The Company believes the non-GAAP financial measures provide useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. A reconciliation to the most comparable GAAP financial measure can be found within the Company's third quarter financial press release dated November 3, 2008 at nxstage.com/ir.cfm. The preliminary information regarding NxStage's financial results contained within this presentation is based on unaudited estimates. During the closing process and the preparation of the financial statements and related notes, NxStage could identify items that would require it to make adjustments to the information.

Jeff Burbank Founder, President and CEO

Rethinking The Dialysis Paradigm 4 2008K@HOME Hemodialysis System Aksys PHD System Allient(r) Sorbent Hemodialysis System System One In Home Critical Care PrismaFlex (c)NxStage Medical Inc. 2009 PureFlow SL Streamline

Go to Market Model $1.6 Billion Market Opportunity 5 *NXTM's estimate of potential U.S. product market size for each of the three markets. (c)NxStage Medical Inc. 2009

Home Market: Providing the Best Therapy at Home Home Hemodialysis (HD) on System One Implementing range of therapies Significant clinical & QOL benefits Target is 10-15% of patients within center ESRD Market= over 500,000 US patients System One uniquely positioned to capture market Demonstrated performance Ease-of-use Flexibility High Barriers to Entry for Competition 6 (c)NxStage Medical Inc. 2009 *NxStage Market Research (2008) of physicians with home programs administered by 3rd party. "If you or a loved one required dialysis, what would you choose?"*

7 Source: NxStage analysis (1/2006 through 10/2007); PD literature (Guo, Mujais KI 2003 & 2006); 2007 USRDS Annual Report . *Calculated NxStage age and gender adjusted SMR is approximately 50%, based on analysis of over 2,000 NxStage patients across more than 330 centers. Achieving Superior Clinical Outcomes Death Per 100 Patient Years NxStage DHHD Achieves >50% Reduction in Mortality >50% Reduction (c)NxStage Medical Inc. 2009

Improving Quality of Life 8 Interim Quality of Life Data from FREEDOM Study Patients receiving daily home hemodialysis with the NxStage System One: Recovered faster, gaining back approx. 17 hours per week; Had less depressive symptoms; Had significant improvement in physical and mental health; and, Had a significant improvement in quality of life. Source: Jaber B, et al. Daily Home HD (DHD) Improves Quality of Life (QoL) Measures, Depressive Symptoms and Recovery Time: Interim Results from the FREEDOM Study. ASN 2008 abstract. (c)NxStage Medical Inc. 2009

Sustaining Growth and Momentum 9 (c)NxStage Medical Inc. 2009

Increasing Patient Depth 10 Increased centers >10 patients to 76 in Q308. Increased number of patients trained by 24% (in aggregate) in Q308 vs. Q307. Achieved 3,000 patient milestone 92% of US based patients with ESRD are now within 60 mile radius of center which offers System One therapy. DaVita represents approx. 40% of our home patients. NXTM is Preferred Partner Strong presence in other top 10 dialysis chains. 13% increase vs. Q208 & 61% increase vs. Q307 Centers with > 10 Patients (c)NxStage Medical Inc. 2009

Advancing Therapy Thru Reimbursement "Medical Justification" Places additional burden of paperwork on patient/caregiver New CMS Conditions of Coverage Increases patient awareness of therapy options "Updated" Training Reimbursement Rates Improves patient access to therapy MIPPA, or HR 6331: Medicare Bundle Implementation is key! 11 (c)NxStage Medical Inc. 2009

Promoting Value with Continued Research NxStage Home Hemodialysis Patient Study Expanded analysis including mortality, hospitalization, and economics- 2009. FREEDOM 246 patients enrolled as of December 2008 (Enrollment goal is 500 patients). 12- month QOL data -2009 Nocturnal IDE Study Enrollment expected to be complete by end of 2008 / early 2009 (Initiated Q1 2008). Estimate FIRST FDA clearance for nocturnal home indication by end of 2009. Phosphorous / Calcium Kinetics Studies to further understand solute kinetics are ongoing. 12 (c)NxStage Medical Inc. 2009

Pioneering the Home Market Confidential - Do Not Distribute (c)NxStage Medical Inc. 2009 In Millions 13

Critical Care Market: Providing the Best Therapy in Critical Care Settings Competitive advantages Simplicity of use for nursing staff No waste bags Ease of use design Very strong cost position from our scale NxStage represents an estimated 25% of installed machines in US 43% increase in machine placements over Q307 7 of top 10 US hospital are currently customers Market conversion opportunity 14 (c)NxStage Medical Inc. 2009

Quarterly Revenue for Critical Care Business In Millions (c)NxStage Medical Inc. 2009

In-Center Market: Enabling Improvements in In-Center Therapy Bloodlines Needles Ancillaries PRODUCTS DISTRIBUTORS CUSTOMERS Distributed to dialysis centers through 3rd parties Used by dialysis centers for every treatment (c)NxStage Medical Inc. 2009

Leveraging Value Added Solutions

Blood Tubing: Streamline

- Airless, lighter, lower volume set.
  - Significant clinical benefits.
  - Significant operational benefits.
    - Savings on heparin, dialysate, smaller dialyzer supplies.

Streamline: *A bloodline isn't just a bloodline anymore.*

	NxStage Streamline	Others
KT/V >1.2	99%	93.8%
KT/V >1.4	93.2%	74.9%

Source: As of March 2008, based on labs provided by NXTM customers.



Conventional


CA-210-A

Streamlined

NxSTAGE Renal Care, Pure and Simple.

17

©NxStage Medical Inc. 2009

Update on Q4 2008* 18 (c)NxStage Medical Inc. 2009 Q4 = SOLID QUARTER Home Business: Performed within our expectations. Critical Care Business: Performed at top end of our range. Modest capital equipment purchase delays and strong disposable demand. In-Center Business (Medisystems(tm)): End user demand was in-line with our expectations. Sales to distributors were approx. equal to 'end-user' demand. Guidance $32-35* *Preliminary and unaudited estimates for the period ended December 31, 2008 suggest that we will be at the higher end of our revenue guidance for the quarter. Revenue: In Millions

Investment Highlights 19 #1 Pure play in rapidly developing dialysis market. Transformational technologies "purpose- built" to deliver enhanced quality of life and clinical benefits. First and only provider of small, portable, easy-to-use home hemodialysis systems. Strong revenue growth, improving gross margins and substantial operating leverage. Significantly increased scale and revenue diversification to achieve profitability. (c)NxStage Medical Inc. 2009

Rapid Revenue Growth 20 Millions (c)NxStage Medical Inc. 2009 Guidance $125-128* *Preliminary and unaudited estimates for the period ended December 31, 2008 suggest that we will be at the higher end of our revenue guidance for 2008.

Quarterly Results 21 (c)NxStage Medical Inc. 2009 In Millions Guidance $32-35 *Preliminary and unaudited estimates for the period ended December 31, 2008 suggest that we will be at the higher end of our revenue guidance for the quarter.

Improving Gross Margins and Adjusted EBITDA 22 ($M) Non-GAAP Measure: Excludes depreciation and amortization, stock-based compensation, deferred revenue recognized and impact of equity financing. A reconciliation to the most comparable GAAP financial measure can be found within the Company's third quarter financial press release dated November 3, 2008 at nxstage.com/ir.cfm. Adjusted EBITDA (LOSS)* -30.4% (c)NxStage Medical Inc. 2009 *Preliminary and unaudited estimates for the period ended December 31, 2008 suggest that we will be at the lower end of our Adjusted EBITDA loss range.

Key Financial Matrix 23 In Millions 1Non-GAAP Measure: Excludes depreciation and amortization, stock-based compensation, deferred revenue recognized and impact of equity financing. 2 Excludes $2.1M in other income related to equity financing. 3 Excludes $1.8mm in other (expense) related to equity financing. 4Excludes any impact of equity financing. Q1FY08 Q2FY08 Q3FY08 Q4FY08E 2008YE Target Model Revenue $31.0 $31.6 $30.5 $32-35 $125-128 Home: 4-6x In-Center: 2x C- Care: 2-3x Gross Margin 13% 14% 16% 18-21% 18-21% target by end of year 50% Net Income (Loss) $(13.9) $(14.6)2 $(13.1)3 $(12.5)-$(13.5)4 $(52.0)-$(56.0) 4 Profitability Adj. EBITDA Loss1 $(8.3) $(7.7) $(7.3) $(6.5)- $(7.5) $(28.0)-$(31.0) Profitability Cash Usage $(23) $(14.7) $(11.4) Cash Flow Positive

Renal Care, Pure and Simple.

Significant FREEDOM Study Results Interim analysis at 4 months * p=0.0001 ** p<0.05 *** Score above 10 suggestive of depressive symptoms Finkelstein et al, 2008 ASN Abstract Presentation (Friday, 11/7, 4:00 PM, Room 114) 9.5+-12.6 1.1+-1.3* 12.6+-9.9 8.3+-7.7* 36+-11 39+-12** 47+-13 51+-12** Significant improvement (p<0.01) in following specific QOL domains: role physical, social functioning, general health, and vitality 12 month update to be presented at 2009 Annual Dialysis Conference